Exhibit 10.1

FORM OF

CONTRIBUTION AGREEMENT

Dated as of [•], 2014

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	2
ARTICLE II

THE CONTRIBUTIONS

Section 2.1	Contribution of Vessel Owners to the Partnership	4
Section 2.2	Contribution of Vessel Owners to the Partnership	4
Section 2.3	Retained Right to Insurance Proceeds	4

ARTICLE III

THE OFFERING AND CONCURRENT TRANSACTIONS

Section 3.1	The Offering	4
Section 3.2	Use of the IPO Proceeds	4
ARTICLE IV

DEFERRED ISSUANCE AND DISTRIBUTION

Section 4.1	Deferred Issuance and Distribution	4

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF Gaslog; DISCLAIMER

Section 5.1	Representations and Warranties	5
Section 5.2	Disclaimer of Warranties	6

ARTICLE VI

FURTHER ASSURANCES

Section 6.1	Further Assurances	7
Section 6.2	Power of Attorney	7

ARTICLE VII

MISCELLANEOUS

Section 7.1	Survival of Representations and Warranties	8
Section 7.2	Taxes	8
Section 7.3	Headings; References, Interpretation	8
Section 7.4	Successors and Assigns	8
Section 7.5	No Third Party Rights	8
Section 7.6	Counterparts	8
Section 7.7	Governing Law	8
Section 7.8	Severability	8
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Section 7.9	Deed; Bill of Sale; Assignment	9
Section 7.10	Amendment or Modification	9
Section 7.11	Integration	9
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FORM OF CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of [•], 2014 is made by and among GASLOG LTD., an exempted company organized and existing under the laws of Bermuda (“GasLog”), GASLOG CARRIERS LTD., an exempted company organized and existing under the laws of Bermuda (“Carriers”), GASLOG PARTNERS LP, a limited partnership duly organized and existing under the laws of the Republic of the Marshall Islands (the “Partnership”), GASLOG PARTNERS GP LLC, a Marshall Islands limited liability company and the general partner of the Partnership (the “General Partner”) and GASLOG PARTNERS HOLDINGS LLC, a Marshall Islands limited liability company (“New Holdings”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Partnership was formed pursuant to the Limited Partnership Act of The Republic of the Marshall Islands (the “Marshall Islands LP Act”) for the purposes set forth in the Agreement of Limited Partnership of the Partnership, dated as of January 23, 2014 (the “Original LP Agreement”);

WHEREAS, the Partnership formed New Holdings pursuant to the Marshall Islands Limited Liability Company Act of 1996 for the purposes set forth in the Limited Liability Company Agreement of New Holdings;

WHEREAS, GasLog formed the General Partner pursuant to the Marshall Islands Limited Liability Company Act of 1996 for the purposes set forth in the Limited Liability Company Agreement of the General Partner;

WHEREAS, on the date hereof:

1.	The General Partner is a wholly-owned subsidiary of GasLog.

2.	GasLog owns a 98% limited partner interest in the Partnership and the General Partner owns a 2% general partner interest in the Partnership.

3.	New Holdings is a wholly-owned subsidiary of the Partnership.

4.	Carriers is a wholly-owned subsidiary of GasLog.

5.	Carriers owns all of the issued and outstanding shares of GAS-three Ltd., an exempted company organized and existing under the laws of Bermuda (“GAS-three”), and the owner of the GasLog Shanghai.

6.	Carriers owns all of the issued and outstanding shares of GAS-four Ltd., an exempted company organized and existing under the laws of Bermuda (“GAS-four”), and the owner of the GasLog Santiago.

7.	Carriers owns all of the issued and outstanding shares of GAS-five Ltd., an exempted company organized and existing under the laws of Bermuda (“GAS-five”, and together with GAS-three and GAS-four, the “Vessel Owners”), and the owner of the GasLog Sydney.

WHEREAS, pursuant to this Agreement, each of the following will occur on the closing date of the Offering (the “Effective Time”):

1.	GasLog will cause Carriers to contribute all of the shares of the Vessel Owners to the Partnership in exchange for [•] Common Units, [•] Subordinated Units, the IDRs and the

right to receive the Deferred Issuance and Distribution (as defined herein) and a payment of approximately $[•] to GasLog.

2.	The Partnership will contribute all of the shares of the Vessel Owners to New Holdings in exchange for all of the equity interests in New Holdings.

3.	The General Partner will continue to hold a 2% general partner interest in the Partnership.

4.	The Partnership will issue [•] Common Units to the public in an underwritten initial public offering (the “Offering”) in exchange for $[•] (the “IPO Proceeds”).

5.	The Partnership will use a portion of the IPO Proceeds to (a) pay underwriting discounts and commissions and structuring fees of $[•], (b) pay other transaction expenses incurred in connection with the Offering of approximately $[•] and (c) make a payment to GasLog of approximately $[•].

6.	The Partnership will contribute $[•] of the IPO Proceeds to New Holdings, to be further contributed to GAS-five, to repay a portion of its debt obligations related to the GasLog Sydney.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following defined terms will have the meanings given below:

“Agreement” means this Contribution Agreement.

“Attorney-in-Fact” has the meaning set forth in Section 6.2.

“Carriers” has the meaning set forth in the opening paragraph of this Agreement.

“Charter” means the time charter party or the bareboat charter related to the applicable Vessel.

“Commission” means the Securities and Exchange Commission.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Conveying Party” or “Conveying Parties” has the meaning set forth in Section 6.2.

“Deferred Issuance and Distribution” has the meaning set forth in the Partnership Agreement.

“Effective Time” means [•] a.m. prevailing Eastern Time on the date that is the closing date of the Offering.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

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“GasLog” has the meaning set forth in the opening paragraph of this Agreement.

“GAS-three” has the meaning set forth in the Recitals of this Agreement.

“GAS-four” has the meaning set forth in the Recitals of this Agreement.

“GAS-five” has the meaning set forth in the Recitals of this Agreement.

“General Partner” has the meaning set forth in the opening paragraph of this Agreement.

“IDRs” means the incentive distribution rights of the Partnership having the rights set forth in the Partnership Agreement.

“Interests” means all of the outstanding shares of the Vessel Owners.

“IPO Proceeds” has the meaning set forth in the Recitals of this Agreement.

“Laws” has the meaning set forth in Section 5.1(c).

“Marshall Islands LP Act” has the meaning set forth in the Recitals of this Agreement.

“New Holdings” has the meaning set forth in the opening paragraph of this Agreement.

“Offering” has the meaning set forth in the Recitals of this Agreement.

“Option Units” means the Common Units that the Partnership will agree to issue upon exercise of the Over-Allotment Option.

“Original LP Agreement” has the meaning set forth in the Recitals of this Agreement.

“Over-Allotment Option” means a number of Common Units equal to up to 15% of the Firm Units, which the Partnership will agree to sell to the Underwriters, at their option, to cover over-allotments in connection with the Offering.

“Partnership” has the meaning set forth in the opening paragraph of this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, to be dated as of [•], 2014.

“Party” or “Parties” has the meaning set forth in the opening paragraph of this Agreement.

“Registration Statement” means the Registration Statement on Form F-1 filed with the Commission (Registration No. 333-195109), as amended.

“Subordinated Unit” means a subordinated unit representing a member interest in the Partnership having the rights set forth in the Partnership Agreement.

“Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement dated as of [•], 2014 among GasLog, the General Partner, the Partnership, New Holdings and the Underwriters.

“Vessels” has the meaning set forth in Section 5.1(d)

“Vessel Financing Agreements” means the vessel financing agreements of the Vessel Owners, as described in the Registrtion Statement.

“Vessel Owners” means collectively GAS-three, GAS-four and GAS-five.

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Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement.

ARTICLE II

THE CONTRIBUTIONS

As of the Effective Time, the following transactions shall be completed in the order set forth below.

Section 2.1 Contribution of Vessel Owners to the Partnership. GasLog hereby causes Carriers to contribute, assign and transfer as a capital contribution 100% of the shares of the Vessel Owners to the Partnership. Immediately following the forgoing contributions, assignments and transfers, the Partnership will own 100% of the shares of the Vessel Owners. In consideration for the capital contributions to the Partnership, (a) the Partnership will issue to GasLog [•] Common Units, [•] Subordinated Units, the Incentive Distribution Rights and the right to receive the Deferred Issuance and Distribution and make a payment of approximately $[•] to GasLog and (b) the General Partner will maintain its 2% general partner interest in the Partnership.

Section 2.2 Contribution of Vessel Owners to New Holdings. Issuance of equity interests to the Partnership. The Partnership hereby contributes, assigns and transfers as a capital contribution 100% of the shares of the Vessel Owners to New Holdings. In consideration for the capital contribution by the Partnership to New Holdings described in the preceding sentence, New Holdings will issue all of its equity interests to the Partnership.

Section 2.3 Retained Right to Insurance Proceeds. Notwithstanding the foregoing contributions, the Parties hereby agree that any insurance proceeds received by the Partnership after the Effective Time shall belong to GasLog and be promptly distributed to GasLog to the extent that such insurance proceeds (a) related to damage or periods of off-hire incurred by the Vessels prior to the Effective Time and (b) exceeded any costs incurred by the Partnership or any of its subsidiaries to repair any such damage to the Vessels.

ARTICLE III

THE OFFERING AND CONCURRENT TRANSACTIONS

After the consummation of the transactions as described in ARTICLE II, the following transactions shall be completed in the order set forth below:

Section 3.1 The Offering. The Partnership will issue [•] Common Units to the public in the Offering pursuant to the Underwriting Agreement in exchange for the IPO Proceeds.

Section 3.2 Use of the IPO Proceeds.

(a) The Partnership will use a portion of the IPO Proceeds to (i) pay underwriting discounts and commissions and structuring fees of $[•], (ii) pay other transaction expenses incurred in connection with the Offering of approximately $[•] and (iii) make a payment to GasLog of approximately $[•].

(b) The Partnership will contribute $[•] of the IPO Proceeds to New Holdings, to be further contributed to GAS-five, to repay a portion of the debt obligations related to the GasLog Sydney.

ARTICLE IV

DEFERRED ISSUANCE AND DISTRIBUTION

Section 4.1 Deferred Issuance and Distribution. Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership shall

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issue to GasLog a number of additional Common Units that is equal to the excess, if any, of (a) the total number of Option Units over (b) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option. Upon each exercise of the Over-Allotment Option, the Partnership shall distribute to GasLog an amount of cash equal to the proceeds therefrom net of the Underwriters’ Discount of each such exercise.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF Gaslog; DISCLAIMER

Section 5.1 Representations and Warranties. GasLog hereby represents and warrants that:

(a) Each of the Vessel Owners has been duly formed or incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation and has all requisite power and authority to operate its assets and conduct its business as described in the Registration Statement;

(b) The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by it pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(c) The execution, delivery and performance by it of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its or any Vessel Owner’s articles of association, articles of incorporation or bylaws or limited liability company agreement or other organizational documents; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it or any Vessel Owner is a party or is subject or by which any of its or any Vessel Owner’s assets or properties may be bound; (iii) any applicable laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court (“Laws”); or (iv) any Charter to which any Vessel Owner is a party or any material provision of any material contract to which it or any Vessel Owner is a party or by which its or any Vessel Owner’s assets are bound;

(d) Except as have already been obtained or that will be obtained in the ordinary course of business, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereunder, and any consents required for the transfer or assignment of the Charter related to the GasLog Shanghai, the GasLog Santiago and the GasLog Sydney (the “Vessels”) have been duly obtained;

(e) All of the issued and outstanding shares of each Vessel Owner are duly authorized and are validly issued in accordance with the articles of association, articles of incorporation or bylaws or limited liability company agreement or other organizational documents of such Vessel Owner and are fully paid and non-assessable;

(f) GasLog owns, directly or indirectly, all of the outstanding shares of each Vessel Owner and has good and marketable title thereto, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims, other than those arising under the Vessel Financing Agreements;

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(g) Each of Carriers and the Vessel Owners has made an election under U.S. Treasury Regulation Section 301.7701-3(c) to be classified as a disregarded entity for U.S. Federal income tax purposes, and such election is in effect as of the date hereof.

(h) There is no outstanding agreement, contract, option, commitment or other right or understanding in favor of, or held by, any person other than the Partnership to acquire the Vessel Owners or the assets of the Vessel Owners, including the Vessels, that has not been waived;

(i) Correct and complete copies of the organizational documents of each Vessel Owner (as amended to the date of this Agreement) and each Charter to which any Vessel Owner is a party have been made available to the Partnership;

(j) Each such Charter is a valid and binding agreement of each contracting Vessel Owner enforceable in accordance with its terms and, to the knowledge of GasLog, of all other parties thereto enforceable in accordance with its terms;

(k) As applicable, each Vessel Owner has fulfilled all material obligations required pursuant to its respective Charter to have been performed by it prior to the date of this Agreement and has not waived any material rights thereunder; and no material default or breach exists in respect thereof on its or any Vessel Owner’s part or, to its knowledge, any of the other parties thereto and, to its knowledge, no event has occurred which, after giving of notice or the lapse of time, or both, would constitute such a material default or breach;

(l) Except for such liabilities, debts, obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of shuttle tankers of the same type as the Vessels in the ordinary course of business, there are no liabilities, debts or obligations of, encumbrances, defects or restrictions with respect to, or claims against the Vessel Owners or any of the assets owned by the Vessel Owners, including the Vessels, other than those arising under or in connection with Vessel Financing Agreements; and

(m) Each Vessel is (i) adequate and suitable for use by the applicable Vessel Owner in such Vessel Owner’s business as presently conducted by it in all material respects as described in the Registration Statement, ordinary wear and tear excepted; (ii) in good running order and repair; (iii) insured against all risks, and in amounts, consistent with common industry practices; (iv) in compliance with applicable laws and regulations; (v) duly registered under the flag set forth opposite such Vessel’s name on Schedule A hereto; and (vi) in compliance in all material respects with the requirements of its present class and classification society; and all class certificates of each Vessel are clean and valid and free of recommendations affecting class.

Section 5.2 Disclaimer of Warranties. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS OWNED BY THE VESSEL OWNERS, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM SUCH ASSETS, (C) THE SUITABILITY OF SUCH ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR THEREWITH, (D) THE COMPLIANCE OF OR BY SUCH ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH ASSETS. EXCEPT TO

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THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS OF THE VESSEL OWNERS, AND SUCH PARTY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS OF THE VESSEL OWNERS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE OTHER PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OF THE VESSEL OWNERS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THIS SECTION SHALL SURVIVE THE CONTRIBUTION AND CONVEYANCE OF THE INTERESTS OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS OF THE VESSEL OWNERS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.

ARTICLE VI

FURTHER ASSURANCES

Section 6.1 Further Assurances. From time to time on or after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 6.2 Power of Attorney. Each Party that has conveyed any Interests as reflected by this Agreement (collectively, the “Conveying Parties”) hereby constitutes and appoints each of Simon Crowe, Paul Wogan and Graham Westgarth (each, the “Attorney-in-Fact”) its true and lawful Attorney-in-Fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Conveying Party and its successors and assigns, and for the benefit of the Attorney-in-Fact to demand and receive from time to time the Interests contributed and conveyed by this Agreement (or intended so to be) and to execute in the name of the applicable Conveying Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Conveying Party for the benefit of the Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Attorney-in-Fact shall deem advisable. Each Conveying Party hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Conveying Party or its successors or assigns or by operation of law.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Survival of Representations and Warranties. The representations and warranties of GasLog in this Agreement and in or under any documents, instruments and agreements delivered pursuant to this Agreement, will survive the completion of the transactions contemplated hereby regardless of any independent investigations that the Partnership may make or cause to be made, or knowledge it may have, prior to the date of this Agreement and will continue in full force and effect for a period of one year from the date of this Agreement. At the end of such period, such representations and warranties will terminate, and no claim may be brought by the Partnership against GasLog thereafter in respect of such representations and warranties, except for claims that have been asserted by the Partnership prior such date.

Section 7.2 Taxes. The Partnership shall pay any and all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith.

Section 7.3 Headings; References, Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules attached hereto, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 7.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, United States of America, applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Interests are located, shall apply.

Section 7.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire

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Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 7.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 7.10 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 7.11 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

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IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

GASLOG PARTNERS HOLDINGS LLC

Sole Member: Gaslog Partners LP

By:
Name:
Title:

GASLOG PARTNERS GP LLC

Sole Member: Gaslog Ltd.

By:
Name:
Title:

GASLOG PARTNERS LP

By:
Name:
Title:

GASLOG LTD.

By:
Name:
Title:

GASLOG CARRIERS LTD.

By:
Name:
Title:

Signature Page
To
Contribution Agreement

SCHEDULE A

VESSEL OWNERS AND VESSELS

Vessel Owners Subsidiary	Jurisdiction of Registration	Vessel	Flag
GAS-three Ltd.	Bermuda	GasLog Shanghai	Bermuda

GAS-four Ltd.	Bermuda	GasLog Santiago	Bermuda

GAS-five Ltd.	Bermuda	GasLog Sydney	Bermuda

Schedule A
To
Contribution Agreement